Merrill Lynch Retirement Series Trust
Series Number: 1
File Number: 811-3310
CIK Number: 356013
Merrill Lynch Retirement Reserves Money Fund
For the Period Ending: 10/31/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ending October 31, 2002.

		Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

07/25/2002	$12,000	U.S. Treasury Note	2.250%	07/31/2004
09/19/2002	17,000	Student Loan Marketing	3.375	07/15/2004